Exhibit 99(k)

Elizabeth L. Gioia Vice President, Corporate Counsel
The Prudential Insurance Company of America 751 Broad Street, Newark, NJ 07102-3777 Tel 203 402-1624 elizabeth.gioia@prudential.com

April 11, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Pruco Life Insurance Company of New Jersey (“Depositor”)
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (“Registrant”)
Post-Effective Amendment No. 19 to Registration Statement on Form N-4
File Nos. 333-184889 and 811-07975

Members of the Commission:

I have acted as counsel to Pruco Life Insurance Company of New Jersey (the “Company”), in connection with the filing of Post-Effective Amendment No. 19 to the above-referenced Registration Statement on Form N-4 under the Securities Act of 1933. Such registration statement relates to the contracts, riders, and endorsements (collectively, the “Contracts”) for the variable annuity contracts to be sold through certain selling broker-dealers.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate for the purpose of rendering this opinion. On the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of New Jersey and is duly authorized by the Insurance Department of that state to issue the Contracts.

2. The separate account through which the Contracts are issued is a duly authorized and existing separate account established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued in accordance with the Registration Statement on Form N-4, will constitute legal, validly-issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Elizabeth L. Gioia
Elizabeth L. Gioia
Vice President, Corporate Counsel